UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On April 29, 2016, Portland General Electric Company (PGE or Company) disclosed in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 that it was targeting an in service date for the Carty Generation Station project (Carty or the Project) in July 2016. PGE had previously disclosed that on December 18, 2015, the Company declared its engineering, procurement and construction contractor for Carty, Abeinsa EPC LLC, Abener Construction Services, LLC, Teyma Construction USA, LLC, and Abeinsa Abener Teyma General Partnership, an affiliate of Abengoa S.A., (collectively, the “Contractor”), in default under the construction agreement (Construction Agreement), terminated the Construction Agreement and took control of the Carty site.

The Company also disclosed in its associated April 29, 2016 earnings conference call that the Project would complete its first fire in early June. The Company has received numerous inquiries from investors concerning the results of first fire, and is filing this Current Report on Form 8-K in order to respond to those inquiries in a manner that complies with Regulation Fair Disclosure issued by the United States Securities and Exchange Commission (SEC).

On June 21, 2016, the Company completed its first fire of Carty and is continuing with the startup phase of the Project, which requires that extensive work be completed prior to placing the plant in service. First fire involves the initial running of the gas turbine and marks the end of the construction and commissioning phase. This is one of several steps that need to be completed prior to declaring the plant in service.

The Company is targeting an in service date by July 31, 2016. However, due to uncertainty concerning the expected outcomes of the steps remaining before the plant can be placed in service, as well as continued uncertainty relating to the quality of the work performed by the Contractor prior to termination of the Construction Agreement, the in service date for Carty could be delayed beyond that date. As previously reported, the 2016 General Rate Case order issued by the Oregon Public Utility Commission (OPUC) allows for the inclusion of $514 million of capital costs related to the Project to be included in customer prices, provided that the Project is placed in service by July 31, 2016. If PGE determines that the in service date will be delayed beyond July 31, 2016, the Company will provide an update to investors.

For additional information related to Carty, including the alternatives PGE may pursue related to the recovery of Carty costs if the plant is not placed in service by July 31, 2016 and the recovery of costs in excess of the $514 million approved by the OPUC, as well as legal matters related to the Construction Agreement and the performance bond provided in connection with the Construction Agreement, see Note 9, Carty Generating Station, in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016.

Information Regarding Forward-Looking Statements
This current report includes forward-looking statements. PGE based these forward-looking statements on its current expectations about future events in light of information available to the Company on the date of this current report and the Company’s current assumptions about future circumstances. Forward-looking statements include statements regarding the targeted in service date for Carty. Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including the outcome of the remaining steps in the commissioning process, the discovery of additional defects in the construction work performed by the prior contractor, and the occurrence of other unforeseen problems that arise in the course of completing construction of the Project. As a result, actual results may differ materially from those projected in the forward-looking statements. All forward-looking statements included in this report speak only as of the date hereof and the Company assumes no obligation to update any such forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	June 23, 2016	By:	/s/ James F. Lobdell
James F. Lobdell
Senior Vice President of Finance, Chief Financial Officer and Treasurer